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                                                                    EXHIBIT 15.1

                           (Arthur Andersen Letterhead)

March 13, 1996




Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132

We are aware that Federal Express Corporation will be incorporating by reference in its previously filed Registration Statements No. 2-74000, 2-95720, 33-20138, 33-38041, 33-47176, 33-55055 and 33-56569 its Report on Form 10-Q for the
quarter ended February 29, 1996, which includes our report dated March 13, 1996 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered part of these registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                        Very truly yours,



                                    /s/ ARTHUR ANDERSEN LLP
                                        Arthur Andersen LLP